UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 10, 2018

COGINT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37893	77-0688094
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2650 North Military Trail, Suite 300, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-757-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 10, 2018, Cogint, Inc. (the “Company”) entered into a definitive securities purchase agreement (the “Agreement”) with certain qualified institutional buyers (the “Purchasers”) set forth on the signature pages of the Agreement for the purchase and sale of an aggregate of 2,700,000 shares of the Company’s common stock in a registered direct offering for gross proceeds of $13.5 million. The purchase price to be paid by the Purchasers is $5.00 per share. Simultaneously, the Company conducted a private placement offering with the same Purchasers through which it will issue to the Purchasers, for no additional consideration, warrants to purchase an aggregate of 1,350,000 shares of common stock. The warrants have an exercise price of $6.00 per share and are exercisable from the date of issuance and expire on the earlier of the close of business on the two year anniversary of (i) the date the registration statement registering the resale of the underlying shares is declared effective by the Securities and Exchange Commission or (ii) the commencement date that such warrants may be exercised by means of a “cashless exercise” pursuant to Section 1(c) thereof. The Company agreed to file a registration statement registering the shares underlying the warrants. The Agreement and the form of Purchasers’ warrant are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

The net proceeds to the Company from the offering, after deducting estimated offering expenses, are approximately $13.35 million, not including any proceeds received from the exercise of warrants. The registered direct offering and the concurrent private placement are expected to close on or before January 12, 2018, subject to customary closing conditions.

The 2,700,000 shares of common stock were sold, and will be issued, pursuant to the Prospectus Supplement, dated January 10, 2018, to the Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-205614) filed with the Securities and Exchange Commission on July 21, 2015.

The warrants were sold, and will be issued, in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933 (the “Act”) and Rule 506 promulgated thereunder. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. As disclosed above, the Company has agreed to file a registration statement registering the shares underlying the warrants.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events.

The opinion delivered to the Company by Akerman LLP in connection with the sale of an aggregate of 2,700,000 shares of the Company’s common stock pursuant to the Agreement is being filed herewith in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 and is incorporated by reference into the Company’s Registration Statement on Form S-3 (Registration No. 333-205614).

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit

4.1	Form of Purchasers’ warrant.

5.1	Opinion of Akerman LLP.

10.1	Securities Purchase Agreement, dated as of January 10, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogint, Inc.

January 11, 2018	By:	/s/ Derek Dubner
	Name:	Derek Dubner
	Title:	CEO

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